Exhibit 10.2

MIDSTATES PETROLEUM COMPANY, INC.

PERFORMANCE STOCK UNIT AGREEMENT

PURSUANT TO THE

2016 LONG TERM INCENTIVE PLAN

(PERFORMANCE VESTING)

*  *  *  *  *

Participant:  Executive Name

Grant Date:  March 7, 2019

Target Number of Performance Stock Units Granted:  TBD

*  *  *  *  *

THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between MIDSTATES PETROLEUM COMPANY, INC., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Midstates Petroleum Company, Inc. 2016 Long Term Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee (as defined in the Plan); and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Performance Stock Units (“PSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

1.                                      Incorporation By Reference; Plan Document Receipt.  This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein.  Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan.  The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.  In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.                                      Grant of Performance Stock Unit Award.  The Company hereby grants to the Participant, as of the Grant Date specified above, the number of PSUs specified above.  Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Stock underlying the PSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3.                                      Vesting.

(a)                                 Subject to the provisions of Sections 3(b) - 3(g) hereof, the PSUs subject to this Award shall vest at the rates indicated below, if and when a 60 consecutive trading-day VWAP is achieved at any time during the two-year performance period, or be forfeited, at the conclusion of the Performance Period if, and to the extent, the Performance Conditions (each, as defined below) are satisfied; provided the Participant remains employed by the Company through the conclusion of the Performance Period.

(i)                                     For purposes of this Agreement, “Performance Period” shall mean the period commencing on January 1, 2019 and ending on December 31, 2020.

(ii)                                  For purposes of this Agreement, “Performance Conditions” shall mean, the Company’s Price per Common Share (as defined below) as follows:

	Price per Common Share of Stock for the Performance Period	Vesting Level as % of Target Number of PSUs
Maximum	$12.50	150%
Target	$11.50	100%
Threshold	$10.50	66%
Below Threshold	$9.50	33%

(b)                                 To the extent that Price per Common Share of Stock for the Performance Period is between specified vesting levels, the portion of the PSUs that shall become vested based on the Price per Common Share of Stock performance shall be determined on a pro rata basis using straight line interpolation; provided that the maximum portion of the PSUs that may become vested based on Price per Common Share of Stock for the Performance Period shall not exceed 150% of the Target Number of PSUs.

(c)                                  Termination Without Cause, due to death or Disability; Resignation for Good Reason.  In the event of the Participant’s Termination by the Company without Cause, due to the Participant’s death or Disability or by the Participant for Good Reason (each, a “Qualifying Termination”), between months 6 and 12 of the Performance Period, 50% of the grant shall remain in force and eligible to vest according to the performance vesting schedule as listed above in Section 3(a)(ii), with the remaining 50% of the grant being forfeited and cancelled. In the event of a Qualifying Termination between months 12 and 24 of the Performance Period, 100% of the grant shall remain in force and eligible to vest according to the performance vesting schedule as listed above in Section 3(a)(ii).

(d)                                 Termination With Cause, or Resignation Without Good Reason.  In the event of the Participant’s Termination by the Company with Cause or by the Participant without Good Reason all PSUs shall be immediately forfeited and cancelled upon the Participant’s Termination.

(e)                                  Change in Control.

(i)                                     Committee Discretion to Adjust Awards.  Upon a Change in Control the Committee, acting in its sole discretion without the consent or approval of the Participant, may affect one or more of the following alternatives: (A) accelerate the vesting of all or a portion of the PSUs, (B) cancel all PSUs and pay to the Participant an amount of cash, shares of stock, or a combination thereof equal to the Change in Control Price for each share subject to the Target Number of PSUs, (C) provide for the assumption or substitution or continuation of PSUs by the successor company or a parent or subsidiary of the successor company, (D) certify the extent to which the Performance Conditions have been achieved prior to the conclusion of the Performance Period based on all information reasonably available to the Committee prior to the Change in Control, or (E) make such adjustments to PSUs then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to PSUs then outstanding.

(ii)                                  Termination of Employment under Change in Control Effectuated by Way of Sale, Merger or other Business Combination.  Notwithstanding anything in this Agreement to the contrary, and subject to the Committee’s discretion as described in Section 3(e)(i) above, upon the occurrence of a Qualifying Termination on or within twelve (12) months following a Change in Control which is effectuated by way of a sale of the Company, merger, acquisition, business combination, amalgamation or the sale of all or substantially of all of the Company’s assets (or any other similar transaction), the Participant’s right to vest in the PSUs granted hereunder shall be determined by the price determined to have been paid as consideration to the Company under the applicable transaction for each Common Share of the Company’s Stock (the “CIC Price”).  In the event the CIC Price is below $9.50, the Participant shall not vest in any of the PSUs awarded hereunder; however, should the CIC Price equal or exceed $9.50, the number of PSUs to vest shall be determined in accordance with the terms of Section 3(a)(ii) above.  For the avoidance of doubt, the 60 consecutive trading-day VWAP requirement under Section 3(a) above shall not apply in the event of a Qualifying Termination under this Section 3(e)(ii).  The vesting of any PSUs under this Section 3(e)(ii) shall occur immediately upon the Qualifying Termination of the Participant.

(iii)                               Termination of Employment under Change in Control.  Subject to the Committee’s discretion as described in Section 3(e)(i) above, upon the occurrence of a Qualifying Termination on or within twelve (12) months following a Change in Control that is not effectuated by one of the form of transactions described in Section 3(e)(ii) above, the Participant shall vest in the number of PSUs as prescribed under the provisions of Sections 3(a) – (c).

(f)                                   Committee Discretion.  In addition to the foregoing, the Committee may, in its sole discretion, (i) accelerate vesting of the PSUs at any time and for any reason and (ii) reduce the number of shares of Stock otherwise deliverable in respect of PSUs following the conclusion of the Performance Period based on the Committee’s assessment of overall Company performance or other factors the Committee deems appropriate to take into consideration.

(g)                                  Forfeiture.  Subject to the terms of this Section 3, all unvested PSUs (taking into account any vesting that may occur upon the Participant’s Termination in accordance with Section 3(c), Section 3(d) and Section 3(e) hereof) shall be immediately forfeited upon the Participant’s Termination for any reason.

4.                                      Delivery of Shares.

(a)                                 General.  Following the conclusion of the Performance Period the Committee shall certify the extent to which the Performance Conditions have been achieved and the extent to which the PSUs shall vest hereunder.  Subject to the provisions of Section 4(b) and Section 4(c) hereof, following the Committee’s certification and within sixty (60) days following the conclusion of the Performance Period the Participant shall receive the number of shares of Stock that correspond to the number of PSUs that have become vested, less any shares of Stock withheld by the Company pursuant to Section 7 hereof. Notwithstanding the foregoing, in the event of a Qualifying Termination in accordance with Section 3(e) hereof and subject to the provisions of Section 4(b) and Section 4(c) hereof, the Participant shall receive the number of shares of Stock that correspond to the number of PSUs that have become vested, less any shares of Stock withheld by the Company pursuant to Section 7 hereof, within ten (10) days following the Participant’s Qualifying Termination.  For the avoidance of doubt, any portion of the PSUs that do not become vested in accordance with this Section 4(a) will be forfeited following the conclusion of the Performance Period.

(b)                                 Administrative Provisions.  Any portion of the PSUs that does not become vested in accordance with the provisions of this Agreement shall be automatically forfeited and cancelled for no value without any consideration being paid therefor and otherwise without any further action of the Company whatsoever.  The Committee shall in good faith make all determinations necessary or appropriate to determine whether the performance vesting conditions hereunder have been satisfied.  The Committee’s determinations shall be final, binding and conclusive upon all parties, absent manifest error or bad faith.

(c)                                  Blackout Periods. If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 4(a) hereof, such distribution shall be instead made on the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to the expiration of two and one-half months following the date such distribution would otherwise have been made hereunder.

(d)                                 Dividends; Rights as Stockholder.  Cash dividends on the number of shares of Stock issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each PSU granted to the Participant; provided that such cash dividends shall not be deemed to be reinvested in shares of Stock and shall be held uninvested and without interest and paid in cash at the same time (and to the same extent) that the shares of Stock underlying the PSUs are delivered to the Participant in accordance with the provisions hereof.  Stock dividends on shares of Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each PSU granted to the Participant; provided that such stock dividends shall be paid in shares of Stock at the same time (and to the same extent) that the shares of Stock underlying the PSUs are delivered to the Participant in accordance with the provisions hereof.  Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Stock covered by any PSU unless and until the Participant has become the holder of record of such shares.

5.                                      Non-Transferability.  The PSUs, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned, pledged, encumbered or otherwise disposed of or hypothecated in any way by the Participant (or any beneficiary of the Participant who holds the PSUs as a result of a Transfer by will or by the laws of descent and distribution), other than in accordance with the provisions of Section 10(a) of the Plan.

6.                                      Governing Law; Jurisdiction and Venue.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware, without giving any effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. The Company and the Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or this Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts located in Tulsa County, Oklahoma, the court of the United States of America for the Northern District of Oklahoma, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Oklahoma State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and the Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or this Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

7.                                      Withholding of Tax.  The Company may require the Participant to pay to the Company (or the Company’s Subsidiary if the Participant is an employee of a Subsidiary of the Company), an amount the Company deems necessary to satisfy its (or its Subsidiary’s) current or future obligation to withhold federal, state or local income or other taxes that the Participant incurs as a result of the Award. With respect to any required tax withholding, the Participant may (a) direct the Company to withhold from the shares of Stock to be issued to the Participant under this Agreement, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the PSUs (such amount, in the aggregate, the “Withholding Obligation”), which determination will be based on the shares’ Fair Market Value at the time such determination is made; (b) deliver to the Company shares of Stock sufficient to satisfy the Withholding Obligation, based on the shares’ Fair Market Value at the time such determination is made; or (c) deliver cash to the Company sufficient to satisfy the Withholding Obligation. Without limiting the foregoing, the Company shall withhold shares of Stock otherwise deliverable to the Participant hereunder in order to pay the Participant’s income and employment taxes due upon vesting of the PSUs, but only to the extent permitted by applicable accounting rules so as not to affect accounting treatment.

8.                                      Legend.  The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates, if any, representing shares of Stock issued pursuant to this Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates, if any, representing shares of Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 8.

9.                                      Securities Representations.  This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant.  The Participant hereby acknowledges, represents and warrants that:

(a)                                 The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 9.

(b)                                 If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Stock and the Company is under no obligation to register such shares of Stock (or to file a “re-offer prospectus”).

(c)                                  If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

10.                               Entire Agreement; Amendment.  This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.  This Agreement may be amended the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Grant Date and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with the Participant’s consent.

11.                               Notices.  All notices required or permitted under this Agreement must be in writing and personally delivered or sent by certified mail, return receipt requested, and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel. Any person entitled to notice hereunder may waive such notice in writing.

12.                               No Right to Employment.  Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee.  Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time, subject to any employment agreement or other service agreement in effect between the Company and the Participant.

13.                               Transfer of Personal Data.  The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the PSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan).  This authorization and consent is freely given by the Participant.

14.                               Compliance with Laws.  Notwithstanding any provision of this Agreement to the contrary, the issuance of the PSUs (and the shares of Stock upon settlement of the PSUs) pursuant to this Agreement will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares of Stock as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance.

15.                               Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the PSUs are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

16.                               Binding Agreement; Assignment.  This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.  The Participant shall not assign any part of this Agreement without the prior express written consent of the Company, which consent may not be unreasonably withheld, conditioned or delayed.

17.                               Headings.  The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

18.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

19.                               Further Assurances.  Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

20.                               Severability.  If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

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By signing below, the Participant hereby acknowledges receipt of the PSUs issued on the Grant Date indicated above, which have been issued under the terms and conditions of the Plan and this Agreement.

MIDSTATES PETROLEUM COMPANY, INC.

By:
Name:	Kim Harding
Title:	Vice President — Human Resources and Administration

Accepted by:

XXXXXX

Date:

Confirmation of Receipt by Company:

By:

Date: